NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT is dated as of February 9, 2000 by and between Ultra Open MRI Holding Corp., a Florida corporation (the "COMPANY"), and John McCoskrie, a Florida resident ("MCCOSKRIE");

                        W I T N E S S E T H   T H A T:

         WHEREAS, The Company and McCoskrie, among others, have entered into an agreement for the acquisition of Ultra Open MRI Holding Corp. by Miracor Diagnostics, Inc. (the "Agreement");

         WHEREAS, The Company desires that McCoskrie shall keep certain information confidential and shall not compete with Ultra Open MRI Holding Corp. or with Miracor Diagnostics, Inc. following the consummation of the Agreement on the terms and conditions set forth herein; and

         WHEREAS, The Company has agreed to pay certain amounts, as more fully set forth in PARAGRAPH 2 hereof, to McCoskrie in order to secure such agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. CONFIDENTIALITY AND NONCOMPETITION. McCoskrie agrees expressly, as an inducement to the performance by the Company of its obligations under the Agreement and in consideration of the payment to be made to McCoskrie pursuant to PARAGRAPH 2 hereof, that McCoskrie shall not use, permit the use of, disclose, or permit the disclosure to any competitor or other third party of any Confidential Information (as herein defined). McCoskrie acknowledges that the continued success of the Company is largely dependent upon maintaining the confidentiality of such information and preventing its disclosure to competitors and other third parties. "CONFIDENTIAL INFORMATION" includes, but shall not be limited to, information pertaining to research and development of new product designs, sales and marketing information of the Company and Miracor Diagnostics, Inc., trade secrets, software programs, and customer data and shall include any information of a similar nature hereafter identified to this Agreement as confidential or proprietary. "CUSTOMER DATA" means any information pertaining to a customer, distributor, supplier, or other person or entity contacted to utilize the Company's or Miracor Diagnostics, Inc.'s services or purchase or license its products, including, but not limited to, preferences, pricing information, service needs, software, and similar insider knowledge of such parties' requirements obtained by the Company and/or Miracor Diagnostics, Inc. at any time or obtained by McCoskrie. McCoskrie agrees that for the term of this Agreement, McCoskrie will not disclose to any unauthorized person or use for its own account, anywhere within the geographical territory in which the Company is marketing its services or products, any of such Confidential Information without the prior written consent of The Company, unless and to the extent the aforementioned matters become known to or available for use by the public otherwise than as a result of McCoskrie's acts or omissions to act. McCoskrie further agrees that upon termination of this Agreement it will not withhold or retain any records, papers, letters, or other data and information with respect to the Company's or Miracor Diagnostics, Inc.'s business without the prior written consent of the Company's or Miracor Diagnostics, Inc.'s Board of Directors, as may be applicable.


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

         As long as this Agreement is in effect, McCoskrie agrees that, except with the prior written consent of the Company's or Miracor Diagnostics, Inc.'s Board of Directors, as may be applicable, he will not directly or indirectly solicit, divert, attempt to take away or interfere with any customer, client, or distributor of the Company or Miracor Diagnostics, Inc., as may be applicable, nor own, manage, operate, control, be employed by, participate in, or otherwise engage in, or permit his name to be used by or in connection with any business engaged in the development, sale, licensing, or leasing of medical resonant imaging devices that engages in such activity within a fifty mile radius of the geographical territory in which the Company or Miracor Diagnostics, Inc., as may be applicable, is marketing its services or products at the time of this Agreement or thereafter during the term of this Agreement. McCoskrie further covenants that he will not employ, in any capacity, any employee of the Company or Miracor Diagnostics, Inc., as may be applicable. until twelve (12) months after the termination of this Agreement.

         2. TERM; COMPENSATION. The term of this Agreement shall be four (4) years. McCoskrie shall receive as compensation for this Agreement cash in the amount of 0.32 times the twelve month trailing EBITDA (EBITDA, is comprised of revenues less all operating expenses, net of depreciation, amortization, taxes and interest)of MRI Services, LC and Ultra Diagnostics, LLC, measured as of December 31, 1999, based upon generally accepted accounting practices, bearing interest at eight (8) percent per annum. This amount shall be paid in installments as follows:

         $62,500 of this amount plus accrued interest on the entire amount due shall be paid on August 9, 2000;

         $62,500 of the amount plus accrued interest on the entire remaining amount due shall be paid on November 9, 2000; and

         the remaining amount plus accrued interest on the said entire remaining amount due shall be paid on November 9, 2001; and

         3. INJUNCTIVE RELIEF. McCoskrie agrees that in the event of a breach of this Agreement by either of them, the remedy at law for damages would be inadequate and The Company may obtain injunctive relief.

         4. MISCELLANEOUS.

                  4.01. SOLE AGREEMENT. This Agreement and the documents delivered pursuant to or in connection with this Agreement constitute the sole and only agreement of the parties hereto with respect to non-competition and supersede any prior understanding or written or oral agreements between the parties. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof and duly executed by the parties hereto. There is an Employment Agreement of even date which contains additional terms relating to confidentiality. In the event of a conflict between the two agreements, the Employment Agreement will take precedence.

                  4.02. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

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

                  4.03. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  4.04. EXTENSIONS AND WAIVERS. Each party to this Agreement may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other acts of the other party and (ii) waive performance of any of the obligations of the other party. No such written waiver by the parties hereto of any default or breach of any term or condition of this Agreement shall be deemed to be a waiver of any other breach of this Agreement or any other term or condition contained herein.

                  4.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Florida.

                  4.06 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, as set forth below:
                  (a)      TO MCCOSKRIE:
                           ------------
                           John McCoskrie
                           4914 North Armenia Ave.
                           Tampa, FL 33603

                           with a copy to:
                           Brett A. Verona, Esq.
                           308 S. Westland Ave.
                           Tampa, FL 33606

                  (b)      TO THE COMPANY:
                           --------------
                           M. Lee Hulsebus
                           Miracor Diagnostics, Inc.
                           9191 Towne Centre Drive, Suite 420
                           San Diego, California 92122

                           with a copy to:
                           David Wagner & Associates, P.C.
                           Penthouse Suite
                           8400 East Prentice Ave.
                           Englewood, CO 80111

         and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

                  4.07. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  4.08. CAPTIONS. The captions in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.


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


                  4.09. GENDER AND NUMBER. All personal pronouns used in this Agreement shall include the other gender whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

                  4.10. FURTHER ASSURANCES. The parties hereto agree that they shall deliver all further documents and do all further acts necessary and desirable to consummate the transactions contemplated by this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.


                                        [The Company]
                                        ULTRA OPEN MRI HOLDING CORP.



                                        By:      ///SIGNED///
                                        ----------------------------------------
                                                Authorized Officer




                                        ///SIGNED///
                                        ----------------------------------------
                                                  J0HN McCOSKRIE



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